Exhibit 99.1

JASMINE’S GARDEN
AUDIT COMMITTEE CHARTER

Purposes

The purposes of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Jasmine’s Garden (the “Company”) are to: (a) assist the Board in fulfilling its oversight responsibilities with respect to: (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the independent auditors and the Company’s internal audit function; and (b) prepare the Committee’s report for inclusion in the Company’s proxy statement for the annual meeting of stockholders in accordance with applicable rules and regulations.

Composition

The Committee will be composed of three or more directors as determined by the Board.  Each Committee member must be “independent” as defined by: (a) the rules of the primary trading market or securities exchange on which the Company’s securities are traded (the “Relevant Stock Market”), as such requirements are interpreted by the Board of Directors in its business judgment, and (b) Section 301 of the Sarbanes-Oxley Act of 2002 and the rules and listing requirements promulgated thereunder by the Securities and Exchange Commission (“SEC”) and the Relevant Stock Market.  Each Committee member must also be financially literate, and at least one Committee member must have expertise sufficient to qualify as an audit committee financial expert within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations.  The Board will determine, in its business judgment, whether a member is financially literate and whether at least one member qualifies as an audit committee financial expert.  The Board will appoint each Committee member and will designate one of the members as Chairperson of the Committee.  Each Committee member will serve at the pleasure of the Board for such term as the Board may decide or until such Committee member is no longer a Board member.

Duties and Responsibilities

The Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board.  Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting and reporting policies that are used by the Company.  The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s interim financial statements.  The Committee is responsible for overseeing the work of the Company’s independent auditors (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company.

The duties and responsibilities of the Committee will include the following:

1.               Retention of Independent Auditors.  The Committee has the sole authority to: (a) retain and terminate the Company’s independent auditors, (b) approve all audit engagement fees, terms and services, and (c) approve any non-audit engagements with the independent auditors.  The Committee will exercise this authority in a manner consistent with Sections 201, 202 and 301 of the Sarbanes-Oxley Act of 2002 and applicable rules and listing standards.  The Committee may delegate the authority to grant any pre-approvals required by such sections to one or more members of the Committee as it designates, provided that any such pre-approvals are reported to the Committee at its next scheduled meeting.

2.               Quality Control of Auditor.  At least annually, the Committee will obtain, review and discuss a report by the independent auditors describing: (a) the firm’s internal quality control procedures, (b) any material issues raised by the most recent internal review or peer review of the firm, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, regarding any independent audit carried out by the firm, and (c) any steps taken to deal with any such issues.

3.              Auditor Independence.  In connection with the retention of the Company’s independent auditors, the Committee will, at least annually, review and discuss the information provided by management and the auditor relating to the independence of the firm, including, among other things, information related to the non-audit services provided and expected to be provided by the firm to the Company.  The Committee will: (a) ensure that the independent auditors submit at least annually to the Committee a formal written statement delineating all relationships between the firm and the Company consistent with applicable independence standards, (b) actively engage in a dialogue with the auditor regarding any disclosed relationship or services that may impact the objectivity and independence of the auditor, and (c) take appropriate action in response to the auditor’s report to satisfy itself of the firm’s independence.  In connection with its evaluation of the auditor’s independence, the Committee will also review and evaluate the lead audit partner and take such steps as may be required by law regarding the regular rotation of the lead audit partner and the reviewing audit partner of the independent auditors.

4.               Audit Plan and Conduct.  The Committee will review and discuss with the independent auditors the plans for, and scope of, the annual audit and other examinations.  The Committee will also review and discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, as well as any audit problems or difficulties and management’s response, including any restriction on audit scope or on access to requested information, any disagreements with management, and significant issues discussed with the independent auditors’ national office.  The Committee will decide all unresolved disagreements between management and the independent auditors regarding financial reporting.

5.               Financial Statements and Disclosures. The Committee will review and discuss with appropriate officers of the Company and the independent auditors the annual audited and quarterly financial statements of the Company, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the disclosures regarding internal controls and other matters required to be reported to the Committee by Section 302 of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations.

6.               Earnings Press Releases.  The Committee will review and discuss with members of management and the independent auditors the Company’s quarterly earnings releases (including any use of “pro forma” or “adjusted” non-GAAP information), as well as the Company’s guidance concerning its future financial performance, prior to public release.

7.               Systems of Internal Accounting Controls.  The Committee will review and discuss with the independent auditors, the senior internal auditing executive, the General Counsel and, to the extent deemed appropriate by the Committee Chair, members of their respective staffs the adequacy of the Company’s internal accounting controls, the Company’s financial, auditing and accounting organizations and personnel, and the Company’s policies and compliance procedures with respect to business practices, which include the disclosures regarding internal controls and matters required to be reported to the Committee by Section 302 of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations.

8.               Independent Audit Results.  The Committee will review and discuss with the independent auditors: (a) the annual audit report, or proposed annual audit report, (b) the accompanying management letter, (c) the reports of reviews of the Company’s interim financial statements conducted in accordance with Statement on Auditing Standards No. 71, and (d) the reports of the results of such other examinations outside the course of the independent auditors’ normal audit procedures that may be undertaken from time to time.  The foregoing will include the reports required by Section 204 of the Sarbanes-Oxley Act of 2002 and, as appropriate, a review of (1) major issues regarding accounting principles and financial statement presentations (including any significant changes in the Company’s selection or application of accounting principles), the adequacy of the Company’s internal controls, and any special audit steps adopted in light of material control deficiencies, (2) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, and (3) the effect of regulatory and accounting initiatives (including off-balance sheet structures) on the financial statements of the Company.

9.               Assurances under Section 10A(b) of the Exchange Act.  The Committee will obtain assurance from the independent auditors that, in the course of conducting the audit, there have been no acts detected or that have otherwise come to such firm’s attention that require disclosure to the Committee under Section 10A(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

10.         Internal Audit Plans and Reports.  The Committee will review and discuss with the senior internal auditing executive and appropriate staff members of the internal auditing department: (a) the plans for, and scope of, their ongoing audit activities, and (b) the annual report of the audit activities, examinations and results thereof of the internal auditing department.

11.         Conformity with Legal Requirements and the Company’s Code of Corporate Conduct.  The Committee will periodically obtain reports from management, the Company’s senior internal auditing executive and the independent auditors that the Company and its affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Corporate Conduct.  The Committee will also review and approve all related party transactions.  The Committee will advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Corporate Conduct.

12.         Procedures for Complaints Regarding Financial Statements or Accounting Policies.  The Committee will establish procedures for: (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters as required by Section 301 of the Sarbanes-Oxley Act of 2002 and applicable rules and listing requirements.  The Committee will discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any complaints or concerns regarding the Company’s financial statements or accounting policies brought to the Committee’s attention pursuant to the procedures described in the preceding sentence.

13.         Other Matters. The Committee will discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.  The Committee will review and discuss such other matters that relate to the accounting, auditing and financial reporting practices and procedures of the Company as the Committee may, in its own discretion, deem desirable in connection with the functions described above.

14.         Board Reports.  The Committee will keep regular minutes of its proceedings and report its activities regularly to the Board in such manner and at such times as the Committee and the Board deem appropriate.  Such report shall include the Committee’s conclusions with respect to its evaluation of the independent auditors and its recommendation to the Board on the inclusion of the Company’s audited financial statements in the Company’s annual report on Form 10-K.

15.         Audit Committee Report.  The Committee will prepare, with the assistance of management, the independent auditors and outside legal counsel, a report for inclusion in the Company’s proxy statement relating to the Company’s annual meeting of stockholders.

16.         General.  The Committee will perform its duties and responsibilities in accordance with the Company’s certificate of incorporation and by-laws, any delegated authority from the Board, and applicable laws, rules and regulations.

Meetings

The Committee will meet in person or telephonically at least quarterly or more frequently as necessary to carry out its responsibilities under this Charter.  The Committee Chair will, in consultation with the other members of the Committee, the Company’s independent auditors and the appropriate officers of the Company, call, establish the agenda for, and supervise the conduct of, each Committee meeting.  The Committee may also take any action permitted under this Charter by unanimous written consent.  A majority of the number of Committee members selected by the Board will constitute a quorum for conducting business at a Committee meeting.  The act of a majority of Committee members present at a Committee meeting at which a quorum is in attendance will be the act of the Committee, unless a greater number is required by law or the Company’s certificate of incorporation or by-laws.

The Committee may request any officer or employee of the Company, or any representative of the Company’s outside legal counsel or independent auditors, to attend a meeting or to meet with any members of, or advisors to, the Committee.  The Committee will meet with the Company’s management, the internal auditors and the independent auditors periodically in separate, private sessions to discuss any matter that the Committee, management, the independent auditors or such other persons believe should be discussed privately.

Resources and Authority

The Committee will have appropriate resources and authority to discharge its responsibilities as required by law, including the authority to engage independent counsel and other advisors, as the Committee deems necessary to carry out its duties.  The Committee may also, to the extent it deems necessary or appropriate, meet with the Company’s investment bankers or financial analysts who follow the Company.  The Company will provide for appropriate funding, as determined by the Committee, for payment of compensation: (a) to the Company’s independent auditors engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company, and (b) to any advisors retained by the Committee to assist it in carrying out its responsibilities.

At least annually, the Committee will: (i) review this Charter with the Board and recommend any changes to the Board, and (ii) evaluate its own performance against the requirements of this Charter and report the results of this evaluation to the Board. The Committee will conduct its review and evaluation in such manner as it deems appropriate.